Exhibit 99.1
NEWS RELEASE

Date: February 2, 2010	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com
CorVel Announces Revenues and Earnings
IRVINE, California, February 2, 2010 — CorVel Corporation (NASDAQ: CRVL) reported earnings per share of $0.54 for the quarter ended December 31, 2009, a 59% increase compared to $0.34 in the same quarter of the prior fiscal year. The Company reported quarterly revenues of $87 million, a 13% increase compared to $77 million in the same quarter of the prior fiscal year. Earnings per share for the nine months ended December 31, 2009 were $1.52, a 39% increase compared to $1.09 for the same period of the prior fiscal year. The Company reported revenues of $250 million for the nine months ended December 31, 2009, a 7% increase compared to $233 million for the same period of the prior fiscal year.
The Company’s results benefited from continued growth in the Enterprise Comp product line, CorVel’s integrated claims management solution for workers’ compensation claims. The Company’s approach to claims management has been well received in the market and revenue growth in the quarter is reflective of several acquisition sales implemented over the last six months. The Company continues to strategically invest in this product with focus on integrating systems and efforts to develop unique workflow tools for the management of workers’ compensation claims.
The December quarter also benefited from continuing improvements in savings achieved for customers within the Company’s managed care services. The Company continues to expand its directed care solutions that facilitate the scheduling of patient visits to ancillary providers or facilities while integrating utilization management.
About CorVel
CorVel Corporation is a national provider of leading-edge services and solutions in the field of disability management. CorVel specializes in applying information technology and e-commerce applications to improve outcomes in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides claims management solutions in addition to networks of preferred providers, case management, utilization management and medical bill review to more than 2,000 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, product investment strategies and expansion of directed care solutions.. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results — Income Statement (Unaudited)
Quarter and Nine Months Ended December 31, 2008 and 2009

	Quarter Ended	Quarter Ended
	December 31, 2008	December 31, 2009

Revenues	$76,962,000	$86,629,000
Cost of revenues	59,300,000	64,823,000

Gross profit	17,662,000	21,806,000

General and administrative	10,296,000	10,713,000

Income from operations	7,366,000	11,093,000

Income tax expense	2,862,000	4,418,000

Net income	$4,504,000	$6,675,000

Earnings Per Share:
Basic	$0.34	$0.55
Diluted	$0.34	$0.54

Weighted Shares
Basic	13,316,000	12,237,000
Diluted	13,439,000	12,426,000

	Nine Months Ended	Nine Months Ended
	December 31, 2008	December 31, 2009

Revenues	$233,018,000	$250,357,000
Cost of revenues	176,564,000	186,602,000

Gross profit	56,454,000	63,755,000

General and administrative	31,825,000	31,369,000

Income from operations	24,629,000	32,386,000

Income tax expense	9,594,000	12,907,000

Net income	$15,035,000	$19,479,000

Earnings Per Share:
Basic	$1.10	$1.54
Diluted	$1.09	$1.52

Weighted Shares
Basic	13,632,000	12,640,000
Diluted	13,815,000	12,801,000

CorVel Corporation
Quarterly Results — Condensed Balance Sheet (Unaudited)
March 31, 2009 and December 31, 2009

	March 31, 2009	December 31, 2009

Cash	$14,681,000	$7,864,000
Accounts receivable, net	41,249,000	44,419,000
Prepaid expenses and taxes	4,841,000	4,641,000
Deferred income taxes	4,531,000	4,869,000
Property, net	29,790,000	29,873,000
Goodwill and other assets	46,117,000	46,900,000

Total	$141,209,000	$138,566,000

Accounts and taxes payable	$18,553,000	$16,931,000
Accrued liabilities	18,653,000	20,956,000
Deferred tax liability	7,706,000	7,673,000
Paid in capital	84,324,000	88,541,000
Treasury stock	-185,762,000	-212,749,000
Retained earnings	197,735,000	217,214,000

Total	$141,209,000	$138,566,000